SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K



                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES ACT OF 1934


     Date of Report (Date of earliest event reported): October 22, 1998




                             HEMACARE CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its chapter)


                                California
              -----------------------------------------------
              (State or other jurisdiction of incorporations)


            0-15223                            95-3280412
     ----------------------                ------------------
     Commission File Number                (IRS Employer
                                           Identification No.)


4954 Van Nuys Boulevard, Sherman Oaks, California             91403
-------------------------------------------------           ----------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:    (818)986-3883
                                                      ----------------

Item 2. Acquisition or Disposition of Assets.
------  ---------------------------------------

On October 22, 1998, HemaCare Corporation ("HemaCare" or the "Company") through its wholly owned subsidiary Coral Blood Services, Inc. ("CBS"), acquired substantially all the assets of Coral Therapeutics, Inc. ("Coral") from Coral's secured lender. Prior to the acquisition, Coral provided blood services to major university, teaching and community hospitals in Maine, New Hampshire, Massachusetts, Connecticut, New York, North Carolina and other states. The acquired assets include (i) approximately $1.7 million in accounts receivable, $555,000 of which are over 90 days old, (ii) fixed assets and (iii) Coral's rights under its hospital contracts. HemaCare is currently in the process of negotiating separate agreements with the hospitals previously served by Coral and is providing services to most of these hospitals under interim arrangements. CBS also acquired certain equipment formerly used by Coral in providing blood services and products, which the Company intends to continue using for the same purposes. Concurrently with the closing of the asset purchase, HemaCare extended offers of employment to most of Coral's employees.

The acquisition price of the assets was $950,000 in cash and 450,000 shares of HemaCare's Series B senior convertible preferred stock. The Company financed the acquisition by (i) utilizing existing cash balances, (ii) borrowing $600,000 on its line of credit and (iii) issuing 450,000 shares of HemaCare Series B senior convertible preferred stock.
The Series B preferred stock is convertible into 500,000 shares of HemaCare common stock, at the option of the holder, one year after issuance. In addition, HemaCare has entered into or expects to enter into non-competition agreements with certain former managers of Coral pursuant to which HemaCare expects to make cash payments and issue shares of HemaCare common stock and warrants to purchase HemaCare common stock. HemaCare also expects to satisfy certain liabilities of Coral to its ex-employees and to make payments necessary to maintain essential business relationships.

This Form 8-K contains "forward-looking statements" within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Registrant from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein

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

Item 7.    Financial Statements, Pro Forma Financial Information
           and Exhibits.
           -----------------------------------------------------

           (a) Financial Statements of Business Acquired. The financial statements are not available and, accordingly, are not included herein. The Registrant plans to submit the financial statements of the Business required to be filed under this item by amendment not later than 60 days after the date on which this report on Form 8-K must be filed.

          (b) Pro Forma Financial Information. The Registrant plans to submit the pro forma financial information required to be filed under this item by amendment not later than 60 days after the date on which this report on Form 8-K must be filed.

          (c)     Exhibits

                  2.1 Foreclosure Sale Agreement dated as of October 22, 1998 (the "Foreclosure Sale Agreement"), by and among HemaCare Corporation, a California corporation (the "Registrant"), Coral Blood Services, Inc., a California corporation and a wholly-owned of the Registrant ("CBS"),
                          Comdisco, Inc., ("Comdisco"), and Comdisco Health Care Group, Inc., as supplemented. (Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Such schedules and exhibits are listed in the Foreclosure Sale Agreement. The Registrant hereby agrees to furnish supplementary to the Securities and Exchange Commission, upon its request, any or all such omitted schedules and exhibits.)

                  4.1 Certificate of Determination of the Registrant's Series B Senior Convertible Preferred Stock.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       HEMACARE CORPORATION


Date: November 5, 1998                 By: /s/ Sharon C. Kaiser
                                           ----------------------
                                          Sharon C. Kaiser, Chief
                                          Financial Officer
                                          and Sr. Vice President,
                                          Finance

                             3
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                        INDEX TO EXHIBITS

Exhibit
Number           Description                                             Sequential Page No.
------    -------------------------------------------------------   ---------------------------
2.1       Foreclosure Sale Agreement dated as of October 22, 1998   Filed herwith electroncally
          (the "Foreclosure Sale Agreement"), by and among
          HemaCare Corporation, a California corporation (the
          "Registrant"), Coral Blood Services, Inc., a California
          corporation and a wholly-owned of the Registrant
          ("CBS"), Comdisco, Inc., ("Comdisco"), and Comdisco
          Health Care Group, Inc., as supplemented.  (Schedules
          and Exhibits have been omitted pursuant to Rule
          601(b)(2) of Regulation S-K.  Such schedules
          and exhibits are listed in the Foreclosure Sale
          Agreement.  The Registrant hereby agrees to furnish
          supplementary to the Securities and Exchange Commission,
          upon its request, any or all such omitted schedules
          and exhibits.)

4.1       Certificate of Determination of the Registrant's          Filed herewith electronically
          Series B Senior Convertible Preferred Stock.


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